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                                                                     Exhibit 8.2

                     FIRST AMENDMENT TO CUSTODY AGREEMENT


     This amendment is made as of the day of July, 1998 between Calamos Investment Trust, a Massachusetts business trust (the "Trust"), and The Bank of New York, a New York corporation (the "Custodian").

                                  WITNESSETH:

     WHEREAS, the Trust and the Custodian are parties to a custody agreement dated October 16, 1997 (the "Agreement"); and

     WHEREAS, the parties desire to amend the agreement in certain respects as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and set forth in the Agreement, the Trust and the Custodian agree that the agreement is amended as follows:

     1. Definition of Certificate. Paragraph 4 of Article I is amended to read as follows:

          4. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Trust by (a) any two Officers or (b) in the case of a Certificate referred to in article IV, V, VIII, IX or X, any one Officer, and the term certificate shall include Instructions communicated to the Custodian by the Administrator.

     2. Appendix B. Appendix B is amended to read as set for the in Exhibit B attached to this amendment.
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     IN WITNESS WHEREOF, parties have caused this amendment to be executed by their respective officers thereunto duly authorized and their respective seals to be hereto affixed, as of the day and year first above written.


                                                  CALAMOS INVESTMENT TRUST



[SEAL]                                            By
                                                    ----------------------

Attest:


---------------------


                                                  THE BANK OF NEW YORK



[SEAL]                                            By
                                                    ----------------------

Attest:


---------------------
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                                  APPENDIX B
                              (Article I, (S)27)


                           CALAMOS CONVERTIBLE FUND
                        CALAMOS GROWTH AND INCOME FUND
                              CALAMOS GROWTH FUND
                     CALAMOS GLOBAL GROWTH AND INCOME FUND